UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 11, 2019 (April 10, 2019)

TRONOX HOLDINGS PLC
(Exact Name of Registrant as Specified in Its Charter)

England and Wales	001-35573	98-1467236
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

263 Tresser Boulevard, Suite 1100	25 Bury Street, 3rd Floor
Stamford, Connecticut 06901	London SW1Y 2AL, England

 (Address of Principal Executive Offices) (Zip Code)

(203) 705-3800
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On April 10, 2019, in connection with the consummation of the acquisition (the “Acquisition”) by Tronox Holdings plc, a public limited company incorporated under the laws of England and Wales (the “Company”), Tronox Limited, an Australian public limited company incorporated in the Commonwealth of Australia and a wholly-owned subsidiary of the Company (“Tronox Limited”), of the titanium dioxide business (the “Business”) of The National Titanium Dioxide Company Limited., a limited company organized under the laws of the Kingdom of Saudi Arabia (“Cristal”), and Cristal Inorganic Chemicals Netherlands Coöperatief W.A., a cooperative organized under the laws of the Netherlands and a wholly owned subsidiary of Cristal (“Seller”), the Company entered into a Shareholders Agreement (the “Shareholders Agreement”) with Cristal, Seller and the three shareholders of Cristal (the “Shareholders”). Pursuant to the Shareholders Agreement, as long as Seller beneficially owns at least 24,900,000 of the Company’s ordinary shares or any other equity securities of the Company then entitled to vote generally in the election of directors (the “Voting Securities”), it has the right to designate for nomination two members of the board of directors of the Company (the “Board”) and, as long as it beneficially owns at least 12,450,000 Voting Securities but less than 24,900,000 Voting Securities, it has the right to designate for nomination one member of the Board. The Shareholders Agreement also provides certain preemptive rights to Seller so long as it beneficially owns at least 11,743,750 Voting Securities.

Pursuant to the Shareholders Agreement, the Company has agreed to file promptly after the closing of the Acquisition a registration statement covering the resale of the Voting Securities held by Seller in an amount up to approximately four percent of the currently outstanding Voting Securities of the Company, which may be sold as soon as such registration statement is effective (the “Exempt Shares”).  Other than with respect to the Exempt Shares, the Shareholders Agreement includes restrictions on Seller’s ability to transfer its Voting Securities for a period of two years after the closing of the Acquisition, other than to certain permitted transferees after the later of (i) eighteen months following the closing of the Acquisition and (ii) the resolution of all indemnification claims under the Transaction Agreement (as defined below), if any. The Shareholders Agreement also contains certain demand and piggy-back registration rights, which commence after the two-year transfer restriction period expires. Finally, the Shareholders Agreement contains certain non-competition obligations with respect to the activities of certain of the Shareholders for two years following the closing of the Acquisition.

The foregoing description of the Shareholders Agreement does not purport to be complete, and is qualified in its entirety by reference to the Shareholders Agreement, which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.

Item 2.01.	Completion of Acquisition

On April 10, 2019, the Acquisition was consummated in accordance with the terms and conditions of the previously announced Transaction Agreement (the “Transaction Agreement”), dated as of February 21, 2017, among Tronox Limited, Cristal and Seller, as amended by Amendment No. 1 to the Transaction Agreement, dated as of March 1, 2018, among Tronox Limited, Cristal and Seller (the “Transaction Agreement Amendment No. 1”) and Amendment No. 2 to the Transaction Agreement, dated as of March 28, 2019, among the Company, Tronox Limited, Cristal and Seller (the “Transaction Agreement Amendment No. 2,” and together with the Transaction Agreement No. 1 and the Transaction Agreement, the “Amended Transaction Agreement”).  At the closing of the Acquisition, the Company paid the aggregate purchase price for the Business of Cristal consisting of (i) $1.673 billion in cash (the “Cash Consideration”) and (ii) 37,580,000 ordinary shares of the Company (the “Consideration Shares”).

The foregoing description of the Amended Transaction Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Transaction Agreement, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on February 21, 2017 and is incorporated herein by reference, the Transaction Agreement Amendment No. 1, which was filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on March 1, 2018 and is incorporated herein by reference, and the Transaction Agreement Amendment No. 2, which was filed as Exhibit 2.1 to the Company’s Current report on Form 8-K filed with the SEC on April 2, 2019 and is incorporated herein by reference.

Item 3.02.	Unregistered Sale of Equity Securities.

The issuance of the Consideration Shares pursuant to the Amended Transaction Agreement in connection with the transactions described in Item 2.01 above were not registered under the Securities Act of 1933, as amended (the “Securities Act”) in reliance on the exemption from registration provided by Section 4(a)(2) of the Securities Act and rules and regulations of the SEC promulgated thereunder. The disclosures regarding the Amended Transaction Agreement and the transactions contemplated thereby under Item 2.01 above are incorporated in this Item 3.02 by reference.

Item 3.03.	Material Modification to Rights of Security Holders.

The information contained in Item 1.01 is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

In connection with the closing of the Acquisition and effective as of the closing of the Acquisition, the Company appointed two members of the Board designated by Seller pursuant to the terms of the Shareholders Agreement. As described above, pursuant to the Shareholders Agreement, as long as Seller beneficially owns at least 24,900,000 Voting Securities, it has the right to designate for nomination two members to the Board and, as long as it beneficially owns at least 12,450,000 Voting Securities but less than 24,900,000 Voting Securities, it has the right to designate for nomination one member of the Board. In connection with the exercise of such rights by Seller, the Board appointed Mutlaq H. Al-Morished and Moazzam A. Khan to the Board.

Mr. Al-Morished is the Chief Executive Officer of TASNEE, one of the largest Saudi diversified industrial companies having investments in several fields. Prior to his present post, Mr. Al-Morished was Executive Vice President of Corporate Finance at Saudi Basic Industries Corporation (“SABIC”), Vice President of Metals SBU, EVP Shared Services, and President of SADAF and HADEED. He was also Chairman of the Board of YANSAB, SABIC Capital, SAUDI KAYAN, SABIC Captive Insurance Limited and Alinma Investment Co. and board member of Gulf Bank in Bahrain and the Advisory Board for Economic Affairs of the Supreme Economic Council. In addition, Mr. Al-Morished is a board member of General Organization of Saudi Arabian airlines, Alinma Tokio Marine (ATMC), Aluminum Bahrain, Gulf Petrochemical & Chemical Association, CITI investment Bank Saudi Arabia and Alinma Bank and chairman of the board of National Metal Manufacturing & Casting Co. (Maadaniyah). Mr. AL-Morished holds a Master of Business Administration degree from Stanford University, a Master of Science degree in Nuclear Engineering from Princeton University, and a Bachelor of Science degree in Nuclear Physics and Mathematics from the University of Denver.

Mr. Khan has been the Chief Financial Officer of Cristal since October 1, 2015. Prior to joining Cristal, Mr. Khan worked for SABIC for over twenty years and was the Chief Financial Officer of SABIC Capital B.V. from April 2009 to September 2015.  At SABIC, Mr. Khan held various leadership roles in its finance, treasury, corporate ratings, mergers and acquisitions, corporate integration and restructurings, taxation, and ERP implementations departments. Prior to SABIC, Mr. Khan worked for KPMG in Saudi Arabia. Mr. Khan is a member of The Institute of Chartered Accountants in England and Wales and holds a degree in Economics as well as leadership and business accreditations from the Wharton School of the University of Pennsylvania.  Mr. Khan has been the Chairman of the Board of SABIC Luxembourg S.à r.l., and the Managing Board of SABIC Capital B.V. and has held directorship roles at SABIC International Holdings B.V., SABIC Ventures B.V., SABIC Ventures US Holdings LLC, JVSS Holding Company, Inc., SD Verwaltungs GmbH, and Cristal International B.V.

Messrs. Al-Morished and Khan will receive compensation consistent with the other non-employee directors of the Company. Each of Mr. Al-Morished and Khan will receive an annual cash retainer of $75,000, payable quarterly in arrears, and are each entitled to an annual equity grant of time-based restricted share units with a fair market value of $150,000. For the 2019 fiscal year, each of Mr. Al-Morished and Khan will receive a pro rata share of the cash retainer.

Item 8.01.	Regulation FD Disclosure.

On April 10, 2019, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is furnished as Exhibit 99.1 hereto.

On April 11, 2019, the Company also made an investor presentation in connection with the completion of the Acquisition. The investor presentation is furnished as Exhibit 99.2 hereto.

Such information, including the Exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01.	Financial Statements and Exhibits.

(a)    The required financial statements of Cristal will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this initial Current Report on Form 8-K was required to be filed.

(b)    The required pro forma financial information relating to the Acquisition will be filed by amendment to this Current Report on Form 8-K no later than 71 calendar days after the date that this initial Current Report on Form 8-K was required to be filed.

(c)     Not applicable.

(d)    The following exhibits are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
4.1	Shareholders Agreement, dated April 10, 2019
99.1	Press Release of Tronox Holdings plc, dated April 10, 2019
99.2	Investor presentation dated April 11, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRONOX HOLDINGS PLC

Date: April 11, 2019	By:	/s/ Jeffrey Neuman
		Name:	Jeffrey Neuman
		Title:	Senior Vice President, General Counsel and Secretary